                                    EXHIBIT B

                             JOINT FILING AGREEMENT

             The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.

Dated this 8th day of June, 1999.

                                            The TCW Group, Inc.
                                            By: /s/ Susan Marsch
                                                -------------------------------
                                                  Susan Marsch
                                                  Authorized Signatory

                                            Robert Day
                                            By: /s/ Susan Marsch
                                                --------------------------------
                                                  Susan Marsch
                                                  Under Power of Attorney dated
                                                  March 31, 1999, on File with
                                                  Schedule 13G for Hibbett
                                                  Sporting Goods, Inc. dated
                                                  April 8, 1999.


                                       B-1